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                                                                    EXHIBIT 10.3




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                             SUBSCRIPTION AGREEMENT AND
                                PLAN OF REORGANIZATION

                                     Relating To

                             CENTERMARK PROPERTIES, INC.









                               Dated as of May 13, 1996


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                                  TABLE OF CONTENTS


                                                                            Page

                                      ARTICLE I


         1.1. Description of the Reorganization...............................2
         1.2. Subscriptions by WAT for
              Class B Common Stock............................................3
         1.3. The Concurrent Option Closings..................................5
         1.4. The Closings....................................................5
         1.5. WAT Public Offering.............................................6

                                      ARTICLE II


         2.1. Articles of Incorporation; By-Laws;
              Officers and Directors; Legends.................................6
         2.2. Cancellation of Optioned Shares.................................7

                                     ARTICLE III


         3.1. Representations and Warranties
              of the Company..................................................7
              3.1.1.  Authority for Agreements................................7
              3.1.2.  Capitalization of the Company...........................8
              3.1.3.  Option Agreements.......................................9
              3.1.4.  REIT Status.............................................9

         3.2. Representations and Warranties of WAT...........................9
              3.2.1.  WAM.....................................................9
              3.2.2.  WAT Warrants...........................................11
              3.2.3.  Investment Representation..............................11
              3.2.4.  Legends................................................11

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                                      ARTICLE IV


         4.1. Covenants of the Company.......................................12
              4.1.1.  Private Placement......................................12
              4.1.2.  Use of WAT Securities..................................13
              4.1.3.  Expenses...............................................13
              4.1.4.  Acquisition of Stock of Westland Properties............13
              4.1.5.  Information............................................13
              4.1.6.  Use of Proceeds........................................14

         4.2. Covenants of WAM...............................................14
              4.2.1.  Public Offering........................................14
              4.2.2.  Issuance of Warrants...................................14
              4.2.3.  Amendment to Certificate of Incorporation and
              By-Laws........................................................15

         4.3. Additional Covenants of Each of
              the Parties to this Agreement..................................15
              4.3.1.  Filings and Authorizations.............................15
              4.3.2.  Execution and Delivery of First Closings Documents.....16
              4.3.3.  Record Dates...........................................16
              4.3.4.  Issuance of Capital Stock..............................16
              4.3.5.  Dividend Reinvestment Plan.............................17


                                      ARTICLE V


         5.1. Conditions Precedent to the Company's Obligations..............18
              5.1.1.  Public Offering Closing, Etc...........................18
              5.1.2.  GGP and Whitehall
                      Option Assignment......................................18
              5.1.3.  Option Exercises.......................................19
              5.1.4.  Amendment of Articles, Etc.............................19
              5.1.5.  Performance............................................19
              5.1.6.  No Injunction, etc.....................................19

         5.2. Conditions Precedent to Obligations
              of WAM and the WAT Trustee.....................................19

              5.2.1.  Public Offering Closing................................20
              5.2.2.  Performance............................................20
              5.2.3.  Closings under the
                      Option Agreements......................................20
              5.2.4.  No Material Adverse Change.............................20
              5.2.5.  Amendment of Articles, Etc.............................20
              5.2.6.  Director and
                        Shareholder Approval.................................20


                                      ARTICLE VI


         6.1. Conditions Precedent to the Company's Obligations..............20
              6.1.1.  First Closings.........................................21
              6.1.2.  Performance............................................21
              6.1.3.  No Injunction, etc.....................................21
              6.1.4.  Option Agreements......................................21

         6.2. Conditions Precedent to Obligations of WAM and the WAT
              Trustee........................................................21
              6.2.1.  First Closings.........................................21
              6.2.2.  Performance............................................21
              6.2.3.  Closings under the Option Agreements...................22
              6.2.4.  No Material Adverse Change.............................22
              6.2.5.  Director and Shareholder Approval......................22


                                     ARTICLE VII


         7.1. Termination by Mutual Consent..................................22

         7.2. Termination if the Public
              Offering is not Consummated
              on or before August 30, 1996...................................22

         7.3. Termination upon Breach........................................22

         7.4. Effect of Termination..........................................23

                                     ARTICLE VIII


         8.1. Definitions of Certain Terms...................................23

         8.2. Expenses.......................................................30

         8.3. Further Assurances.............................................30

         8.4. Severability...................................................30

         8.5. Notices........................................................30

         8.6. Miscellaneous..................................................32
              8.6.1.  Headings...............................................32
              8.6.2.  Entire Agreement.......................................32
              8.6.3.  Counterparts...........................................32
              8.6.4.  Governing Law..........................................33
              8.6.5.  Assignment.............................................33
              8.6.6.  No Third Party Beneficiaries...........................33
              8.6.7.  Amendment; Waivers.....................................33
              8.6.8.  Submission to Jurisdiction.............................33
              8.6.9.  WAT Trustee............................................34
              8.6.10. WAT Trust Deed.........................................34
              8.6.11. Times..................................................34

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                                       ANNEXES

Annex I    - Form of CenterMark Warrant
Annex II   - Amended and Restated Articles of Incorporation
Annex III  - Amended and Restated By-Laws
Annex IV   - 1996 Stockholders Agreement
Annex V    - Westland Acquisition Agreement
Annex VI   - WAT Ordinary Option Deed
Annex VII  - WAT Special Option Deed
Annex VIII - Management Agreements
Annex IX   - Advisory Agreement
Annex X    - Master Development Agreement
Annex XI   - GSP Option Agreement
Annex XII  - Assignment and Assumption Agreement

                  SUBSCRIPTION AGREEMENT AND PLAN OF REORGANIZATION


         SUBSCRIPTION AGREEMENT AND PLAN OF REORGANIZATION (hereinafter called the "Agreement"), dated as of May 13, 1996, among CENTERMARK PROPERTIES, INC., a Missouri corporation (the "Company"), WESTFIELD AMERICA MANAGEMENT LIMITED ("WAM"), in its capacity as manager of WESTFIELD AMERICA TRUST ("WAT"), a public trust constituted by the Westfield America Trust Deed, dated March 28, 1996, as amended ("the WAT Trust Deed"), and PERPETUAL TRUSTEE COMPANY LIMITED, in its capacity as trustee of WAT (the "WAT Trustee").


                                       RECITALS

         WHEREAS, the WAT Trustee (acting at the direction of WAM) wishes to subscribe for and purchase Class B-1 Common Stock, par value $.01 per share, of the Company (the "Class B-1 Common Stock") and warrants to purchase additional shares of Class B-1 Common Stock and the Company wishes to sell such Class B-1 Common Stock and warrants to the WAT Trustee in two subscriptions, the first stock subscription in the aggregate amount of U.S. $311,500,000 (the "First Stock Subscription") to take place on the First Stock Subscription Closing Date (as defined in Section 1.2(a)(ii)) and the second stock subscription in the aggregate amount of U.S. $130,500,000 (the "Second Stock Subscription") to take place on the Second Stock Subscription Closing Date (as defined in Section 1.2(b)(ii)) on the terms and conditions set forth herein;

         WHEREAS, the parties wish that various stockholder, management, advisory, development, option and other agreements be entered into and various other transactions take place in connection with the foregoing subscriptions, as described more fully herein.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                      ARTICLE I

           DESCRIPTION OF THE REORGANIZATION; STOCK SUBSCRIPTIONS; CLOSINGS

         1.1. DESCRIPTION OF THE REORGANIZATION. This Agreement sets forth the reorganization necessary to accomplish the following transactions in the order and sequence set forth below. If the Public Offering Closing (as defined in Section 1.5) occurs and all of the rights and interests of Westfield under the Option Agreements (as defined in Section 5.1.2) are assigned to the Company:

         (a) on July 1, 1996, or such other date as shall be agreed by the parties hereto, the following events shall take place contemporaneously:
    (i) the Company shall amend and restate its Restated Articles of Incorporation (the "Articles of Incorporation") and effect certain other reorganizations of its capital stock including, among other things, a stock split of its common stock, as described in Section 2.1, and shall amend and restate its By-Laws (the "By-Laws"), as more fully described in Section 2.1; (ii) the closing of the issuance by the Company of an aggregate of U.S. $134,000,000 of Class B-2 Common Stock, par value $.01 per share, of the Company (the "Class B-2 Common Stock") and Series A Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") to European and/or United States investors (the "International Investors") shall occur, as more fully described in Section 4.1.1; (iii) the closing of the

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    First Stock Subscription shall occur, as more fully described in Section
    1.2(a), (iv) the closing of the acquisition by the Company of Westland HC1, Inc., a Delaware corporation ("Westland") shall occur pursuant to the Westland Acquisition Agreement (as defined in Section 4.1.4) and (v) subject to, among other things, the assignment and exercise, if any, of the Options, the closing of the purchase by the Company of the 1996 GGP Optioned Shares and the Whitehall Optioned Shares (as defined in Section 5.1.2) shall occur, as more fully described in Section 5.1.2; and

         (b) on January 3, 1997, or such other date as shall be agreed by the parties hereto, the following events shall occur contemporaneously: (i) the closing of the Second Stock Subscription shall occur, as more fully described in Section 1.2(b), and (ii) the closing of the purchase by the Company of the 1997 GGP Optioned Shares shall occur, as more fully described in Section 5.1.2.

         1.2. SUBSCRIPTIONS BY WAT FOR CLASS B COMMON STOCK. (a) FIRST STOCK SUBSCRIPTION. (i) SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, including the satisfaction or waiver of the conditions precedent set forth in Article V and in reliance upon the representations, warranties and agreements of the respective parties contained in this Agreement, subject to the assignment and the exercise, if any, of the Options (as defined in Section 5.1.2), the Company agrees to issue and sell to the WAT Trustee, and WAM and the WAT Trustee agree to subscribe for and to purchase 2,166.562 shares (which number of shares shall be adjusted to reflect the Stock Split (as defined in Section 2.1)) of Class B-1 Common Stock (as adjusted as provided below, the "First Purchased Shares") and a warrant (the "CM Warrant") to purchase the number of additional shares of Class B-1 Common Stock equal to 100,000,000 divided by the Share Price (as hereinafter defined) at a price per share (the "Share Price") equal to the U.S. dollar equivalent of 20 Australian dollars converted into U.S. dollars at the Rate (as defined in Section 2.1), such CM Warrant to be in substantially the form of Annex I hereto, from the Company for
(x) the aggregate cash consideration of U.S. $311,500,000 (as adjusted as provided below, the "First Cash Purchase Price") (which amount has been adjusted to reflect the consideration for the WAT Warrants as set forth in the Option Deeds), and (y) the issuance of one WAT Common Warrant for each share of Class B-2 Common Stock (after giving effect to the Stock Split) issued to, or retained by, the International Investors and the issuance of one WAT Special Warrant for each share of Preferred Stock issued to International Investors and the other consideration provided for herein (as described in Section 4.2.2). The number of shares to be purchased may, at WAM's option, be proportionately adjusted upwards or downwards, as applicable, to the extent that the funds raised by WAT in the Public Offering, when converted to U.S. dollars at the Rate, are greater or less than U.S. 311,500,000, and the First Cash Purchase Price shall be adjusted to equal such greater or lesser amount.

         (ii) DELIVERY OF SHARES; PAYMENT. On the First Stock Subscription Closing Date (as defined below), the Company will deliver certificates evidencing the First Purchased Shares and the CM Warrants for the account of the WAT Trustee against delivery to the Company of (w) payment by the WAT Trustee of the First Cash Purchase Price by wire transfer, in lawful money of the United States of America in Federal or in other immediately available funds (or by such other means as may be agreed to by the Company), to such bank account of the Company as the Company shall designate to the WAT Trustee and WAM, for immediate credit to the Company, (x) the issuance by WAM of one WAT Common Warrant for each share of Class B-2 Common Stock (after giving effect to the Stock Split) issued by the Company to, or retained by, the International Investors registered in the name of the Company or such person(s) as shall be designated by the Company, and (y) the issuance by WAM of one WAT Special Warrant for each share of Preferred Stock issued by the Company to the Institutional Investors registered in the name of the Company or such person(s) as shall be designated by the Company.
The subscription for stock provided for in this Section 1.2(a) is hereinafter referred to as the "First Stock Subscription." The closing of the First Stock Subscription is hereinafter referred to as the "First Stock Subscription Closing" and the date such closing shall occur, as the "First Stock Subscription Closing Date".

         (b) SECOND STOCK SUBSCRIPTION. (i) SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, including the satisfaction or waiver of the conditions precedent set forth in Article VI, and in reliance upon the representations, warranties and agreements of the respective parties contained in this Agreement, subject to the assignment and the exercise, if any, of the Options (as defined in Section 5.1.2), the Company agrees to issue and sell to the WAT Trustee, and WAM and the WAT Trustee irrevocably agree to subscribe for and to purchase from the Company, 907.661 shares (which number of shares shall be adjusted to effect the Stock Split) of Class B-1 Common Stock (the "Second Purchased Shares," and together with the First Purchased Shares, the "Purchased Shares")) from the Company for the aggregate cash consideration of U.S.$ 130,500,000 (the "Second Purchase Price").

         (ii) DELIVERY OF SHARES; PAYMENT. On the Second Stock Subscription Closing Date (as defined below), the Company will deliver certificates evidencing the Second Purchased Shares for the account of the WAT Trustee against delivery to the Company of payment of the Second Purchase Price by wire transfer, in lawful money of the United States of America in Federal or in other immediately available funds (or by such other means as may be agreed to by the Company), to such bank account of the Company as the Company shall designate to the WAT Trustee and WAM, for immediate credit to the Company. The subscription for stock provided for in this Section 1.2(b) is hereinafter referred to as the "Second Stock Subscription." The closing of the Second Stock Subscription is hereinafter referred to as the "Second

Stock Subscription Closing" and the date such closing shall occur, as the "Second Stock Subscription Closing Date".

         1.3. THE CONCURRENT OPTION CLOSINGS. Subject to, among other things, the assignment and exercise, if any, of the Options, the First Stock Subscription Closing will take place concurrently with, the closings of purchases by the Company of the 1996 GGP Optioned Shares (as defined in Section 5.1.2) (the "1996 GGP Option Purchase") and the Whitehall Optioned Shares (as defined in Section 5.1.2) (the "Whitehall Option Purchase", and together with the 1996 GGP Option Purchase, the "1996 Option Purchases") pursuant to the terms of each of the Option Agreements (as defined in Section 5.1.2), respectively, on the First Closings Date. The closing of the 1996 GGP Option Purchase shall hereinafter be referred to as the "1996 GGP Option Closing" and the date such
closing shall occur, as the "1996 GGP Option Closing Date".   The closing of the
Whitehall Option Purchase shall hereinafter be referred to as the "Whitehall Option Closing" and the date such closing shall occur, as the "Whitehall Option Closing Date." Subject to, among other things, the assignment and exercise, if any, of the Options, the Second Stock Subscription Closing will take place concurrently with, the closing of the purchase by the Company of the 1997 GGP Optioned Shares (as defined in Section 5.1.2) (the "1997 GGP Option Purchase", and together with the 1996 Options Purchases, the "Option Purchases") by the Company will take place pursuant to the GGP Option Agreement (as defined in Section 5.1.2) on January 3, 1997, or such later date as shall be agreed. The closing of the 1997 GGP Option Purchase shall hereinafter be referred to as the "1997 GGP Option Closing" and the date such closing shall occur, as the "1997 GGP Option Closing Date".

         1.4. THE CLOSINGS. (a) THE FIRST CLOSINGS. The First Stock Subscription Closing and, subject to the assignment and exercise, if any, of the Options, the 1996 GGP Option Closing and the Whitehall Option Closing shall take place concurrently at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at

9:00 A.M., New York City time, on July 1, 1996 (or at such other place and time and/or on such other date as the parties hereto may agree), and shall hereinafter be called collectively the "First Closings"). The date upon which the First Closings occur shall hereinafter be called the "First Closings Date."

         (b) THE SECOND CLOSINGS. The 1997 GGP Option Closing and the Second Stock Subscription Closing shall take place concurrently at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 9:00 A.M. on January 3, 1997 (or at such other place and time and/or on such other date as the parties hereto may agree), and shall hereinafter be called collectively the "Second Closings", and together with the First Closings, the "Closings"). The date upon which the Second Closings occur shall be the same as the 1997 GGP Option Closing Date and the Second Stock Subscription Closing Date and shall hereinafter be called the "Second Closings Date," and together with the First Closings Date, the "Closings Date".

         1.5. WAT PUBLIC OFFERING. The settlement of the Australian public offering of WAT Units (as defined in Section 4.2.2) (the "Public Offering") and the allotment of offered WAT Units in connection therewith (which is expected to occur in Australia on or about June 28, 1996 (Sydney, Australia time)) is hereinafter called the "Public Offering Closing" and the date upon which the Public Offering Closing occurs is hereinafter called the "Public Offering Closing Date."


                                      ARTICLE II

                     RECAPITALIZATION OF THE COMPANY; STOCK SPLIT

         2.1. ARTICLES OF INCORPORATION; BY-LAWS; OFFICERS AND DIRECTORS; LEGENDS. (a) ARTICLES OF INCORPORATION; STOCK SPLIT. On or prior to the First Closings Date, the Company agrees to use all reasonable efforts to cause the

Articles of Incorporation to be amended and restated to read substantially in the form of Annex II hereto (the "Amended and Restated Articles of Incorporation"), and to effect, among other amendments, an X-for-one stock split of the outstanding Common Stock (the "Stock Split"), where X shall be determined by dividing 143,776.1772 by the number obtained by converting 20 Australian dollars into U.S. dollars at the rate for Australian dollars quoted in U.S. dollars that is used by WAM on the Public Offering Closing Date to convert the funds raised by the Public Offering to U.S. dollars for the purpose of the WAT Trustee acquiring the First Purchased Shares on behalf of WAT (the "Rate"), and certain other modifications of its capital structure as set forth in Annex II. WAM agrees that it shall immediately notify the Company of the Rate when determined.

         (b) THE BY-LAWS. On or prior to the First Closings Date, the Company agrees to use all reasonable efforts to cause the By-Laws of the Company to be amended and restated (the "Amended and Restated By-Laws"), to read substantially in the form of Annex III hereto.

         (c) THE OFFICERS AND DIRECTORS. Effective as of the First Closings Date, the directors of the Company shall be elected in the manner provided in the 1996 Stockholders Agreement (the "1996 Stockholders Agreement"), substantially in the form of Annex IV hereto, and in the Amended and Restated By-Laws.

         2.2. CANCELLATION OF OPTIONED SHARES. All of the Optioned Shares purchased by the Company shall be cancelled and shall not be reissued.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the WAT

Trustee and to WAM on the date hereof and on and as of the First Closings Date and the Second Closings Date (except as affected by the transactions contemplated hereby or to the extent that any representation or warranty is made as of a specific date, in which case the Company makes such representation or warranty only as of such specified date) as follows:

         3.1.1. AUTHORITY FOR AGREEMENTS. The Company is a Missouri corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under the Transaction Documents and to consummate the Transactions to which it is a party. The execution and delivery of the Transaction Documents to which the Company is a party, and the consummation of the Transactions to which the Company is a party, will, upon the approval of this Agreement and the transactions contemplated hereby by the Board of Directors of the Company and the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws by the shareholders of the Company and the Option Exercises (the "Approvals"), (which Approvals must be obtained on or prior to the First Closings Date), be duly authorized by all appropriate corporate or other action on the part of the Company, subject to the approval of the Company's Board of Directors and the 1996 GGP Option Closing and the 1997 GGP Option Closing. The Transaction Documents to which the Company is a party have been or will be duly executed and delivered by the Company and constitute or will, when executed and subject to obtaining the Approvals, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of such Transaction Documents, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3.1.2. CAPITALIZATION OF THE COMPANY. As of the date hereof, all of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and non-assessable. At each of the Closings, upon payment in accordance with the terms of this Agreement and subject to obtaining the Approvals, the First Purchased Shares and the Second Purchased Shares, respectively, will be validly issued, fully paid and non-assessable. There are no preemptive rights or similar rights to purchase any of the shares or CM Warrants to be issued to the WAT Trustee hereunder on the part of any holders of any class of securities of the Company that have not been, or as of each of the Closing Dates, will not be, waived. The CM Warrants delivered at the First Closings will be duly authorized, validly issued and outstanding and entitled to the rights set forth therein. The shares of Class B-1 Common Stock issuable upon exercise of the CM Warrants will be duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights or similar rights to purchase any such Shares of Class B-1 Common Stock upon such exercise on the part of any holders of any class of securities of the Company. No options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given, other than as contemplated by this Agreement.

         3.1.3. OPTION AGREEMENTS. The Company has full corporate power, authority and legal right and has obtained all necessary consents and authorization to make the representations and warranties of the

    "Purchaser" pursuant to Section 10 of each of the Option Agreements.

         3.1.4. REIT STATUS. The Company is organized in conformity with the requirements for qualification of a real estate investment trust ("REIT") under the U.S. Internal Revenue Code of 1986, as amended, (the "Code"), and the present and contemplated method of operation of the Company does and will enable the Company to meet the requirements for taxation as a REIT under the Code.

         3.2. REPRESENTATIONS AND WARRANTIES OF WAT. Each of WAM and the WAT Trustee (in its capacity as trustee of WAT) provides certain of the representations and warranties in respect of itself to the Company on and as of the date hereof and on and as of the First Closings Date and the Second Closings Date (except as affected by the transactions contemplated hereby or to the extent that any representation or warranty is made as of a specific date, in which case WAM and the WAT Trustee make such representation or warranty only as of such specified date) as follows:

         3.2.1. WAM. WAM represents and warrants as follows: (a) In respect of WAM: WAT is a public trust established under the WAT Trust Deed. WAM is a corporation duly organized and validly existing under the laws of New South Wales, Australia, and has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to perform (or to cause WAT to perform) its obligations under the Transaction Documents and to consummate the Transactions to which it is a party. The execution and delivery of the Transaction Documents to which WAM is a party, and the consummation of the Transactions thereby, have been duly authorized by all necessary trust or corporate action on the part of WAM. The Transaction Documents to which WAM is a party have been duly executed and delivered by WAM and constitute or will, when executed, constitute valid and legally binding obligations of WAM, enforceable against WAM in accordance with the terms of the Transaction Documents, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         (b)  WAT TRUSTEE.  The WAT Trustee represents and warrants as follows:
    In respect of the WAT Trustee: The WAT Trustee is a company duly organized and validly incorporated under the laws of New South Wales, Australia, and has the power under the WAT Trust Deed to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under the Transaction Documents and to consummate the Transactions to which it is a party. The execution and delivery of the Transaction Documents to which the WAT Trustee is a party, and the consummation of the Transactions contemplated thereby, have been duly authorized by all appropriate trust action on the part of the WAT Trustee. The Transaction Documents to which the WAT Trustee is a party have been, or will be, duly executed and delivered by the WAT Trustee and constitute or will, when executed, constitute valid and legally binding obligations of the WAT Trustee enforceable against the WAT Trustee in accordance with the terms of the Transaction Documents, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

         (c) WAM represents and warrants to the WAT Trustee that: (i) the prospectus for the issue of WAT Units, dated on or about May 14, 1996 (the "WAT Prospectus") does not contain or include an untrue statement of a material fact or omit to state a material fact which would make the WAT Prospectus, in light of the circumstances, misleading; (ii) to the best of WAM's information, knowledge and belief, after due and proper inquiry, no legal or governmental proceedings are pending to which the Company or to which the property of the Company is subject which might be expected to have a material adverse effect on the business, operations or condition of the Company or its affiliates, whether or not arising in the ordinary course of business; and (iii) as of the date of this Agreement, the Company is organized in conformity with the requirements for qualification of a REIT under the Code, and the present and contemplated method of operation of the Company does and will enable the Company to meet the requirements for taxation as a REIT under the Code.

         3.2.2. WAT WARRANTS. There are no preemptive rights or similar rights to purchase any such WAT Units on the part of any holders of any class of securities of WAT. The WAT Warrants delivered at the First Closings and the WAT Warrants thereafter issued pursuant to the WAT Option Deeds will be duly authorized, validly issued and outstanding and entitled to the rights under the respective WAT Option Deed (as defined in Section 4.2.2). The WAT Units issuable upon exercise of the WAT Warrants will be duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights or similar rights to purchase any such WAT Units upon such exercise on the part of any holders of any class of securities of WAT.

         3.2.3. INVESTMENT REPRESENTATION. The WAT Trustee is acquiring the Purchased Shares and the CM Warrants pursuant to the terms and conditions of this Agreement in its capacity as trustee of WAT for investment on behalf of WAT and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). WAM and the WAT Trustee understand that none of the Purchased Shares, the CM Warrants or the shares of Class B-1 Common Stock issuable upon exercise of the CM Warrants have been or will be registered under the Securities Act or the securities laws of any State of the United States and that such securities will be subject to the restrictions on transfer set forth in the legends contained in Section 3.2.4 below.

         3.2.4. LEGENDS. WAM acknowledges and agrees that the CM Warrants shall be stamped or endorsed with the legend set forth in Annex I and shall be subject to the restrictions on transfer set forth therein and that any certificates evidencing Common Stock purchased pursuant to this Agreement or upon exercise of a CM Warrant shall be stamped or endorsed with a legend in substantially the following form:

    "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS, AND ACCORDINGLY NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH LAWS APPLICABLE THERETO AND THE RULES AND REGULATIONS THEREUNDER. THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ISSUER'S ARTICLES OF INCORPORATION LIMITING THE NUMBER OF HOLDERS OF RECORD OF THE COMPANY'S COMMON STOCK.

    "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE ISSUER'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). NO INDIVIDUAL MAY BENEFICIALLY OWN COMMON SHARES IN EXCESS OF THE THEN APPLICABLE OWNERSHIP LIMIT WITH RESPECT TO COMMON SHARES, WHICH MAY DECREASE OR INCREASE FROM TIME TO TIME, UNLESS SUCH

    INDIVIDUAL IS AN EXISTING HOLDER. ANY INDIVIDUAL WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN EXCESS OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE ISSUER. ALL TERMS USED IN THIS LEGEND WITHOUT DEFINITION HAVE THE MEANINGS DEFINED IN THE ISSUER'S ARTICLES OF INCORPORATION, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER ARE VIOLATED, THE COMMON SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY EXCHANGED FOR EXCESS SHARES AND WILL BE DEEMED TRANSFERRED TO A SPECIAL TRUST AS PROVIDED IN THE ARTICLES OF INCORPORATION."


                                      ARTICLE IV

                                      COVENANTS

         4.1. COVENANTS OF THE COMPANY.

         4.1.1. PRIVATE PLACEMENT. Subject to the terms and conditions set forth herein, including the assignment and exercise, if any, of the Options, on or prior to the First Closings Date, the Company shall use all reasonable efforts to consummate the issuance and sale of an aggregate of U.S. $134,000,000 of Class B-2 Common Stock (including up to $40,000,000 shares of Class C Common Stock and/or Class B Common Stock retained by the Whitehall Group and/or GGP and converted into Class B-2 Common Stock) and/or Preferred Stock (the "Private Placement Shares") to European and/or United States investors in transactions exempt from the registration requirements of the Securities Act (the "Private Placement").

         4.1.2. USE OF WAT SECURITIES. The Company shall not transfer any WAT Warrants received by it on the First Closings Date or thereafter other than in a transaction exempt from the registration requirements of the Securities Act and in compliance with other applicable law (a) in the case of the WAT Common Warrants (i) to non-U.S. persons (as defined in Regulation S under the Securities Act) or Accredited Investors, or (ii) together with shares of Common Stock issued by the Company and (b) in the case of WAT Special Warrants (x) to non-U.S. persons together with shares of Preferred Stock issued in the Private Placement or (y) together with shares of Preferred Stock issued by the Company.

         4.1.3. EXPENSES. The Company agrees to pay or reimburse the WAT Trustee, WAM and their respective affiliates for all of their respective expenses, costs and fees (including the fees of attorneys, auditors and appraisers, financial advisory fees, investment banking fees, travel expenses and all other fees related to the preparatory work of the Transactions) in connection with the Transactions and the WAT Offering to the extent that such costs do not exceed the pro-rata share (based on amounts of equity issued in respect of WAT and the Company) of the costs of all new capital raised.

         4.1.4. ACQUISITION OF STOCK OF WESTLAND PROPERTIES. On or prior to the First Closings Date, the Company shall use all reasonable efforts to consummate the acquisition of all of the outstanding capital stock of Westland as provided in the Westland Acquisition Agreement (the "Westland Acquisition Agreement"), substantially in the form of Annex V hereto.

         4.1.5. INFORMATION. The Company agrees to furnish on a reasonably timely basis all information concerning itself as may be reasonably requested by the WAT Trustee or WAM in connection with the Public Offering, and, after the Public Offering Closing, in connection with the preparation by the WAT Trustee or

    WAM of annual, semi-annual and other reports required to be made available to (i) its securityholders under Australian securities law or Australian Stock Exchange rules, (ii) stockholders of the Company or (iii) to comply with its fiduciary duties as WAT Trustee under the WAT Trust Deed. The Company shall provide to the WAT Trustee and WAM (i) annual financial statements audited by an independent accounting firm, (ii) half-yearly financial statements reviewed by an independent accounting firm and (iii) a report on a quarterly basis to coincide with quarterly dividend distributions.

         4.1.6. USE OF PROCEEDS. (a) The Company agrees that the cash proceeds it shall receive upon the First Stock Subscription Closing, together with the net proceeds from the Private Placement, shall be used to (i) subject to the execution and delivery of the Assignment and Assumption Agreement (as defined in Section 5.1.2), and the exercise, if any, of the Options redeem or repurchase the Optioned Shares, (ii) retire certain indebtedness of the Company in an amount equal to $110 million, (iii) acquire all of the outstanding capital stock of Westland and (iv) pay expenses in connection therewith; and

         (b) The Company agrees that the cash proceeds it shall receive upon the Second Stock Subscription Closing shall be used to, subject to the execution and delivery of the Assignment and Assumption Agreement, and the exercise, if any, of the Options, redeem or repurchase the Optioned Shares.

         4.2. COVENANTS OF WAM.

         4.2.1. PUBLIC OFFERING. WAM will use all reasonable efforts to consummate the Public Offering.

         4.2.2. ISSUANCE OF WARRANTS. WAT and the WAT Trustee agree to enter into the Ordinary Option Deed (the "WAT Ordinary Option Deed") in substantially the form of Annex VI, and WAM agrees to issue options thereunder ("WAT Common Warrants") permitting the holder thereof to exchange one share of Common Stock (after giving effect to the Stock Split) for 20 ordinary units of WAT ("WAT Units"), such WAT Common Warrants to be issued on the First Closings Date and from time to time thereafter upon the request of the Company. WAM and the WAT Trustee agree to enter into on the First Closings Date the Special Option Deed (the "WAT Special Option Deed" and, together with the WAT Ordinary Option Deed, the "WAT Option Deeds") in substantially the form of Annex VII, and WAM agrees to issue options ("WAT Special Warrants" and together with WAT Common Warrants, the "WAT Warrants") thereunder permitting the holder thereof to purchase from WAM the number of WAT Units equal to 100 divided by the Rate for either (a) US $100 in cash or (b) in exchange for one share of Preferred Stock, such WAT Special Warrants to be issued on the First Closings Date and from time to time thereafter upon the request of the Company.

         4.2.3. AMENDMENT TO CERTIFICATE OF INCORPORATION AND BY-LAWS. The WAT Trustee covenants and agrees to vote and WAM covenants and agrees to direct the WAT Trustee to vote all shares of Class B Common Stock held by the WAT Trustee in favor of the amendment and restatement of the Articles of Incorporation to read in its entirety substantially in the form attached hereto as Annex II and to effect the Stock Split and the other restructurings contemplated thereby and to amend the By-Laws to read in their entirety substantially in the form attached hereto as Annex III.

         4.3. ADDITIONAL COVENANTS OF EACH OF THE PARTIES TO THIS AGREEMENT.

         4.3.1. FILINGS AND AUTHORIZATIONS. (a) Each of the parties to this Agreement will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by each of them pursuant to Applicable Law in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions, and will use their reasonable efforts to obtain, or cause to be obtained, all necessary consents, licenses, approvals, orders or authorizations.

              (b) Each of the parties to this Agreement will coordinate and cooperate with the other parties in exchanging such information, supplying such assistance and information and executing such instruments, documents, conveyances and assurances and taking such other actions as may be reasonably requested by any party hereto in connection with the satisfaction of the conditions precedent set forth in Articles V and VI and in Section 4 of the Option Agreements.

         4.3.2. EXECUTION AND DELIVERY OF FIRST CLOSINGS DOCUMENTS. On or prior to the First Closings Date, subject to the satisfaction of the conditions hereto, each of the parties to this Agreement who are to be party to the following agreements shall execute and deliver (i) the 1996 Stockholders Agreement, (ii) Management Agreements and related agreements (the "Management Agreements"), substantially in the form of Annex VIII hereto, (iii) an Advisory Agreement (the "Advisory Agreement"), substantially in the form of Annex IX hereto, (iv) a Master Development Framework Agreement (the "Master Development Agreement"), substantially in the form of Annex X hereto, (v) a GSP Option Agreement (the "GSP Option Agreement"), substantially in the form of Annex XI hereto, (vi) the Westland Acquisition Agreement, (vii) the WAT Ordinary Option Deed, and
    (viii) the WAT Special Option Deed. All of the agreements and documents referred to in this Section 4.3.2 shall hereinafter be referred to as the "First Closings Documents".

         4.3.3. RECORD DATES. The Company and WAM shall cooperate to ensure that the record dates for the determination of entitlement to (a) distributions of distributable income of WAT for a six-month period and (b) cash dividends in respect of the operations of the Company for each of the three-month periods in a calendar year commencing on (i) April 1 and (ii) October 1, are harmonized in a manner which does not prejudice any holders of Common Stock or Preferred Stock (the "Capital Stock") of the Company or of WAT Units.

         4.3.4. ISSUANCE OF CAPITAL STOCK. Unless the WAT Trustee otherwise agrees, the Company shall only issue shares of Capital Stock during the Ordinary Option Period (as defined in the WAT Ordinary Option Deed) as follows:

         (a) if WAM and the WAT Trustee do not participate in the issuance and the issuance is an issuance of either (i) Common Stock or (ii) Preferred Stock together with WAT Special Warrants, in each case at a price determined by the Board of Directors of the Company, but not less than the Market Price multiplied by the Option Number (converted into U.S. dollars at the then Applicable Rate);

         (b) if WAM and the WAT Trustee participate in the issuance and the issuance is an issuance of (i) Common Stock or (ii) Preferred Stock issued together with the WAT Special Warrants, in each case at a price not less than the price at which WAM issues WAT Units in order to allow it to fund its participation in such Company issue, multiplied by the applicable Option Number and converted into U.S. dollars at the then Applicable Rate;

         (c) in the case of Preferred Stock that is issued without WAT Special Warrants, (i) if WAM and the WAT Trustee participate in the issuance, at a price equal to the price paid by the WAT Trustee for such Preferred Stock, and (ii) if WAM or the WAT Trustee do not participate in the issuance, at a price not less than the liquidation preference for such Preferred Stock;

         (d) notwithstanding paragraphs (a), (b) and (c) above, if the issuance is made pursuant to the Dividend Reinvestment Plan (as defined in Section 4.3.5), in accordance with Section 4.3.5;

         (e) in accordance with the transactions described in Section 5 of the WAT Prospectus.

         (f) in connection with an issuance which results in the expiration of the Ordinary Option Period;

         (g) in connection with a Reconstruction (as defined in the WAT Ordinary Option Deed that includes compliance with the terms of such WAT Ordinary Option Deed or as defined in the WAT Special Option Deed that includes compliance with the terms of such WAT Special Option Deed); and

         (h) in connection with the issuance of "Excess Shares" or the issuance of Capital Stock in exchange for "Excess Shares", in accordance with the requirements of the Amended and Restated Articles of Incorporation.

         4.3.5. DIVIDEND REINVESTMENT PLAN. The parties covenant and agree that if during the Ordinary Option Period the Company has in place a Dividend Reinvestment Plan, the issue price at which each share of Common Stock must be issued under the Dividend Reinvestment Plan on a particular date will (a) if WAT does not have in place a Dividend Reinvestment Plan on the particular date, be a price not less than the Market Price (converted into U.S. Dollars at the Applicable Rate) multiplied by the Option Number applicable to Common Stock and (b) if WAT has in place a Dividend

    Reinvestment Plan at the particular date, be a price equal to the price at which WAT Units would be required to be issued at that time under WAT's Dividend Reinvestment Plan (converted into U.S. dollars at the Applicable
    Rate), multiplied by the Option Number applicable to Common Stock.


                                      ARTICLE V

                      CONDITIONS PRECEDENT TO THE FIRST CLOSINGS

         5.1. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The respective obligations of the Company to consummate the Transactions to be effected on or prior to the First Closings Date) to which it is a party shall be subject to the fulfillment on or prior to the First Closings Date (except as otherwise specified) of the following conditions:

         5.1.1. PUBLIC OFFERING CLOSING, ETC. The Public Offering Closing shall have occurred.

         5.1.2. GGP AND WHITEHALL OPTION ASSIGNMENT. The Company and Westfield U.S. Investments Pty. Limited, an Australian corporation ("Westfield"), shall have executed and delivered an Assignment and Assumption Agreement, substantially in the form of Annex XIII (the "Assignment and Assumption Agreement"), pursuant to which (a) Westfield would assign to the Company all of its rights under (i) the GGP Option Agreement, dated as of December 19, 1995 (as amended, the "GGP Option Agreement"), among the Company, Westfield and GGP Limited Partnership ("GGP"), pursuant to which GGP granted to Westfield a first option (the "1996 GGP Option") to acquire a portion of the outstanding Class A Common Stock held by GGP (the "1996 GGP Optioned Shares") and a second option (the "1997 GGP Option", and together with the 1996 GGP Option, the "GGP Options") to acquire the remaining Class A Common Stock held by GGP (the "1997 GGP Optioned Shares", and together with the 1996 GGP Optioned Shares, the "GGP Optioned Shares") and (ii) Whitehall Option Agreement, dated as of December 19, 1995 (as amended, the "Whitehall Option Agreement", and together with the GGP Option Agreements, the "Option Agreements"), pursuant to which the Whitehall Group (as defined in Section 8.1) granted to Westfield an option (the "Whitehall Option", and together with the GGP Options, the "Options") to acquire outstanding Class C Common Stock held by the Whitehall Group (the "Whitehall Optioned Shares", and together with the GGP Optioned Shares, the "Optioned Shares"), and (b) the Company would assume all of the obligations of Westfield as the "Purchaser" under the Option Agreements.

         5.1.3. OPTION EXERCISES. The Options shall have been assigned to the Company and the Company shall have elected to exercise the Options (the "Option Exercises").

         5.1.4. AMENDMENT OF ARTICLES, ETC. The Amended and Restated Articles of Incorporation shall have been approved by the shareholders of the Company and filed with the Secretary of State of the State of Missouri and shall have become effective. The Amended and Restated By-Laws shall have been approved by the shareholders of the Company and shall be effective.

         5.1.5. PERFORMANCE. Each of WAM and the WAT Trustee shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the First Closings Date.

         5.1.6. NO INJUNCTION, ETC. Consummation of the Transactions to be effected on or prior to the First Closings Date shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or Governmental

    Authority, and no such action or proceeding shall be pending or threatened on the First Closings Date before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of the Transactions or to recover any damages or obtain other relief as a result of such Transactions.

         5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF WAM AND THE WAT TRUSTEE. The obligation of WAM and the WAT Trustee to consummate the Transactions to be effected on or prior to the First Closings Date to which it is a party shall be subject to the fulfillment on or prior to the First Closings Date (except as otherwise specified) of the following conditions, which the other parties agree to use their reasonable efforts to cause to be fulfilled:

         5.2.1. PUBLIC OFFERING CLOSING.  The Public Offering Closing.

         5.2.2. PERFORMANCE. The Company shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the First Closings Date.

         5.2.3. CLOSINGS UNDER THE OPTION AGREEMENTS. Each of the Options shall have been exercised by the Company.

         5.2.4. NO MATERIAL ADVERSE CHANGE. The WAT Trustee receives a certificate from an officer of the Company stating that between the date of this Agreement and the First Closings Date, there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Company, taken as a whole.

         5.2.5. AMENDMENT OF ARTICLES, ETC. The Amended and Restated Articles of Incorporation shall have been filed with the Secretary of State of the State of

    Missouri and shall have become effective. The Amended and Restated By-Laws shall have been adopted by the Company and shall be effective.

         5.2.6. DIRECTOR AND SHAREHOLDER APPROVAL. This Agreement and the Transactions to be effected on or prior to the First Closings Date shall have been duly adopted and approved by the directors and stockholders of the Company, in accordance with applicable law, the Articles of Incorporation and the By-Laws.


                                      ARTICLE VI

                     CONDITIONS PRECEDENT TO THE SECOND CLOSINGS

         6.1. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The respective obligations of the Company to consummate the Transactions (to be effected on or prior to the Second Closings Date) to which it is a party shall be subject to the fulfillment (or written waiver by the Company) on or prior to the Second Closings Date of the following conditions, which the other parties agree to use their reasonable efforts to cause to be fulfilled:

         6.1.1. FIRST CLOSINGS. Each of the First Closings shall have occurred.

         6.1.2. PERFORMANCE. WAM and the WAT Trustee shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Second Closings Date.

         6.1.3. NO INJUNCTION, ETC. Consummation of the Transactions to be effected on or prior to the Second Closings Date shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or Governmental Authority, and no such action or proceeding shall be pending or threatened on the Second Closings Date before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of the Transactions or to recover any damages or obtain other relief as a result of such Transactions.

         6.1.4. OPTION AGREEMENTS. All of the conditions and obligations relating to the 1997 GGP Option under section 4.1 of the GGP Option Agreement shall have been satisfied and each of the conditions and obligations relating to the 1997 GGP Option under Section 4.2 of the GGP Option Agreement shall have been satisfied or waived.


         6.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF WAM AND THE WAT TRUSTEE. The obligation of WAM and the WAT Trustee to consummate the Transactions (to be effected on or prior to the Second Closings Date) to which it is a party shall be subject to the fulfillment (or written waiver by each other party) on or prior to the Second Closings Date of the following conditions, which the other parties agree to use their reasonable efforts to cause to be fulfilled:

         6.2.1. FIRST CLOSINGS. Each of the First Closings shall have occurred.

         6.2.2. PERFORMANCE. The Company shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Second Closings Date.

         6.2.3. CLOSINGS UNDER THE OPTION AGREEMENTS. The 1997 GGP Option shall have been exercised by the Company.

         6.2.4. NO MATERIAL ADVERSE CHANGE. The WAT Trustee receives a certificate from an officer of the Company stating that between the First Closings Date and the Second Closings Date, there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Company, taken as a whole.

         6.2.5. DIRECTOR AND SHAREHOLDER APPROVAL. The Transactions to be effected on or prior to the Second Closings Date shall have been duly adopted and approved by the directors and stockholders of the Company, in accordance with applicable law, the Articles of Incorporation and the By-Laws.


                                     ARTICLE VII

                                     TERMINATION

         7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and any of the Transactions may be abandoned at any time prior to either of the Closing Dates, by the mutual consent of each of the Company and WAM.

         7.2. TERMINATION IF THE PUBLIC OFFERING IS NOT CONSUMMATED ON OR BEFORE AUGUST 30, 1996. WAM or the WAT Trustee may terminate this Agreement by written notice to the other parties on or after August 30, 1996 if the Public Offering Closing shall not have been occurred by such date.

         7.3. TERMINATION UPON BREACH. This Agreement may be terminated and any Transaction may be abandoned by any party to this Agreement upon a material breach by a party of this Agreement if such breach shall continue unremedied for a period of 30 days after written notice of such breach is given to the non-breaching parties, PROVIDED, that a breach of a representation or warranty under Article III of this Agreement shall not be the basis for termination as provided in this Section 7.3 if such breach was known to any executive officer of the non-breaching parties on the date hereof.

         7.4. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, 7.2 and 7.3, this Agreement shall become void and have no effect, without any liability in respect of this Agreement on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives or stockholders, to any other party to this Agreement, except for any liability resulting from such party's willful breach of this Agreement.


                                     ARTICLE VIII

                              DEFINITIONS, MISCELLANEOUS

         8.1. DEFINITIONS OF CERTAIN TERMS. As used in this Agreement and the Annexes hereto, the following terms shall have the following meanings:

         ADVISORY AGREEMENT:  as defined in Section 4.3.2.

         AGREEMENT:  as defined in the Recitals.

         AMENDED AND RESTATED ARTICLES OF INCORPORATION: as defined in Section 2.1(a).

         AMENDED AND RESTATED BY-LAWS:  as defined in Section 2.1(b).

         APPLICABLE LAW: means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or orders of any Governmental Authority,
    (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Authority.

         APPLICABLE RATE: means the midpoint between the buy rate and sell rate for U.S. dollars quoted in Australian dollars by The Commonwealth Bank of

    Australia, Sydney branch at 11:00 A.M. (Sydney time) on the applicable date.

         ARTICLES OF INCORPORATION:  as defined in the Section 1.1.

         ASSIGNMENT AND ASSUMPTION AGREEMENT:  as defined in Section 5.1.2.

         BY-LAWS:  as defined in Section 1.1.

         CAPITAL STOCK:  as defined in Section 4.3.3.

         CLASS A COMMON STOCK: the Class A Common Stock, par value $.01 per share, of the Company.

         CLASS B COMMON STOCK: the Class B Common Stock, par value $.01 per share, of the Company.

         CLASS B-1 COMMON STOCK:  as defined in the Recitals.

         CLASS B-2 COMMON STOCK:  as defined in Section 1.1.

         CLASS C COMMON STOCK: the Class C Common Stock, par value $.01 per share, of the Company.

         CLOSINGS:  as defined in Section 1.4(b).

         CLOSINGS DATE:  as defined in Section 1.4(b).

         CM WARRANTS: as defined in Section 1.2(a)(i).

         CODE:  as defined in Section 3.2.1(c).

         COMMON STOCK: the common stock of the Company.

         COMPANY:  as defined in the Recitals.

         DIVIDEND REINVESTMENT PLAN: a distribution reinvestment plan or a similar scheme established by the Company or WAT under which the holders of Capital Stock or WAT Units (as the case may be) may (a) forgo dividends or distributions in exchange for the issuance of additional Common Stock or WAT Units (as the case may be) or (b) apply the proceeds of dividends or distributions in paying up new shares of Common Stock or WAT Units (as the case may be).

         FIRST CASH PRICE:  as defined in Section 1.2(a)(i).

         FIRST CLOSINGS:  as defined in Section 1.4(a).

         FIRST CLOSINGS DATE:  as defined in Section 1.4(a).

         FIRST CLOSINGS DOCUMENTS:  as defined in Section 4.3.2.

         FIRST STOCK SUBSCRIPTION:  as defined in the Recitals.

         FIRST STOCK SUBSCRIPTION CLOSING:  as defined in Section 1.2(a)(ii).

         FIRST STOCK SUBSCRIPTION CLOSING DATE:  as defined in Section
    1.2(a)(ii).

         FIRST PURCHASED SHARES:  as defined in Section 1.2(b)(i).

         GGP:  as defined in Section 5.1.2.

         GGP OPTION AGREEMENT:  as defined in Section 5.1.2.

         GGP OPTIONS:  as defined in the Section 5.1.2.

         GGP OPTIONED SHARES:  as defined in Section 5.1.2.

         GOVERNMENTAL APPROVAL: an authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

         GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof.

         GSP OPTION AGREEMENT:  as defined in Section 4.3.2.

         INTERNATIONAL INVESTORS:  as defined in Section 1.1.

         LIEN: any lien, pledge, charge, security interest, title retention agreement, adverse claim, option or other third party interest or claim.

         MANAGEMENT AGREEMENTS:  as defined in Section 4.3.2.

         MARKET PRICE: in respect of any particular day means:

         (a) the last sale price per WAT Unit ("ASX sale price") recorded on the Australian Stock Exchange Limited ("ASX") on that day or if no WAT Units were traded on the ASX on that day the last ASX sale price recorded on the ASX; or

         (b) if WAM or the WAT Trustee believes that the calculation in paragraph (a) does not provide a fair reflection of the market price of a WAT Unit on that day, the mid-point of the bid and offer prices per WAT Unit recorded on the ASX at the close of trading on that day (whether or not a sale is recorded on that day); or

         (c) if WAM or the WAT Trustee as the case may be wishes to have the calculation referred to in paragraph (b) reviewed by an Expert (as defined in the WAT Trust Deed) and has given written instructions (with a copy to WAM or the WAT Trustee as applicable and the Company) to that Expert for that purpose, the price determined by that Expert having considered all representations made in relation to the matter by WAM or the Trustee as applicable.

         MASTER DEVELOPMENT AGREEMENT:  as defined in Section 4.3.2.

         1996 GGP OPTION:  as defined in Section 1.3.

         1996 GGP OPTION CLOSING:  as defined in Section 1.3.

         1996 GGP OPTION CLOSING DATE:  as defined in Section 1.3.

         1996 GGP OPTION PURCHASE:  as defined in Section 1.3.

         1996 GGP OPTIONED SHARES:  as defined in Section 5.1.2.

         1996 OPTION PURCHASES:  as defined in Section 1.3.

         1996 STOCKHOLDERS AGREEMENT:  as defined in Section 4.3.2.

         1997 GGP OPTION PURCHASE:  as defined in Section 1.3.

         1997 GGP OPTION CLOSING:  as defined in Section 1.3.

         1997 GGP OPTION CLOSING DATE:  as defined in Section 1.3.

         1997 GGP OPTIONED SHARES:  as defined in Section 5.1.2.

         OPTIONS:  as defined in Section 5.1.2.

         OPTION AGREEMENTs:  as defined in Section 5.1.2.

         OPTION EXERCISES:  as defined in Section 5.1.2.

         OPTION NUMBER: means (a) with respect to Common Stock, 20, or such other number that results from the application of clause 4.1 or 4.2 of the WAT Ordinary Option Deed and (b) with respect to Preferred Stock, the "Special Option Number" under the WAT Special Option Deed.

         OPTION PURCHASES:  as defined in Section 1.3.

         OPTIONED SHARES:  as defined in Section 5.1.2.

         PERSON: any natural person, firm, partnership, association, corporation, trust or Governmental Authority.

         PREFERRED STOCK:  as defined in Section 1.1.

         PRIVATE PLACEMENT:  as defined in Section 4.1.1.

         PRIVATE PLACEMENT SHARES:  as defined in Section 4.1.1.

         PUBLIC OFFERING:  as defined in Section 1.5.

         PUBLIC OFFERING CLOSING:  as defined in Section 1.5.

         PUBLIC OFFERING CLOSING DATE:  as defined in Section 1.5.

         PURCHASED SHARES:  as defined in Section 1.2(b)(i).

         PURCHASER:  as defined in each of the Option Agreements.

         RATE:  as defined in Section 2.1.

         REIT:  as defined in Section 3.1.4.

         SECOND CLOSINGS:  as defined in Section 1.4(b).

         SECOND PURCHASE PRICE:  as defined in Section 1.2(b)(i).

         SECOND PURCHASED SHARES:  as defined in Section 1.2(b)(i).

         SECOND STOCK SUBSCRIPTION:  as defined in Section 1.2(b)(ii).

         SECOND STOCK SUBSCRIPTION CLOSING:  as defined in Section 1.2(b)(ii).

         SECOND STOCK SUBSCRIPTION CLOSING DATE:  as defined in Section
    1.2(b)(ii).

         SECURITIES ACT: as defined in Section 3.2.3..

         SHARE PRICE:  as defined in Section 1.2(a)(i).

         STOCK SPLIT:  as defined in Section 2.1.

         TRANSACTION DOCUMENTS: this Agreement, the GGP Option Agreement, the Whitehall Option Agreement, the 1996 Stockholders Agreement, the CM Warrant, WAT Warrants, the WAT Option Deeds, the Assignment and Assumption Agreement, the Management Agreements, the Master Development Agreement, the Advisory Agreement, the GSP Option Agreement, the Westland Acquisition Agreement, and the other documents delivered in connection with the foregoing.

         TRANSACTIONS: shall mean the transactions contemplated by the Transaction Documents including, without limitation, the assignments and assumptions contemplated by the Assignment and Assumption Agreement, the Option Exercises, the Option Purchases, the First Stock Subscription, the Second Stock Subscription, the Stock Split, the WAT Offering, the Private Placement and the Westland Stock Purchase.

         WAM:  as defined in the Recitals.

         WAT:  as defined in the Introduction.

         WAT ORDINARY OPTION DEED:  as defined in Section 4.2.2.

         WAT COMMON WARRANTS:  as defined in Section 4.2.2.

         WAT OPTION DEEDS:  as defined in Section 4.2.2.

         WAT PROSPECTUS:  as defined in Sections 3.2.1(c)

         WAT SPECIAL OPTION DEED:  as defined in Section 4.2.2.

         WAT SPECIAL WARRANT:  as defined in Section 4.2.2.

         WAT TRUST DEED:  as defined in the Recitals.

         WAT TRUSTEE:  as defined in the Recitals.

         WAT STOCK PURCHASE AGREEMENT:  as defined in Section 4.2.4.

         WAT UNITS:  As defined in Section 4.2.2.

         WAT WARRANTS:  as defined in Section 4.2.2.

         WESTFIELD: as defined in Section 5.1.2.

         WESTLAND:  as defined in Section 1.1.

         WESTLAND ACQUISITION AGREEMENT:  as defined in Section 4.1.1.

         WHITEHALL GROUP: Whitehall Street Real Estate Limited Partnership III, Stone Street Real Estate Fund 1993, Stone Street Real Estate Fund 1994, Bridge Street Real Estate Fund 1994.

         WHITEHALL OPTION AGREEMENT:  as defined in Section 5.1.2.

         WHITEHALL OPTION CLOSING:  as defined in Section 1.3.

         WHITEHALL OPTION CLOSING DATE:  as defined in Section 1.3.

         WHITEHALL OPTIONED SHARES:  as defined in Section 5.1.2.

         WHITEHALL OPTION PURCHASE:  as defined in Section 1.3.

         8.2. EXPENSES. Except as provided in Section 4.1.3, each party shall pay all of its expenses in connection with the Transactions contemplated hereby.

         8.3. FURTHER ASSURANCES. From time to time after the Closing, each of the parties hereto will execute and deliver, or cause to be executed and delivered, such documents as the other parties may reasonably request in order to more effectively consummate and give effect to the Transactions.

         8.4. SEVERABILITY. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, unless to give effect to any such remaining provision or provisions would frustrate the purpose and intention of the parties hereunder. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

         8.5. NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (b) transmitted by hand delivery or telecopy, addressed as follows:

    (i) if to the Company,

         CenterMark Properties, Inc.
         11601 Wilshire Blvd.
         12th floor
         Los Angeles, CA  90025
         Telecopy: (310) 444-9071
         Telephone: (310) 445-2406
         Attention:  President

         with a copy to:

         Westfield Corporation, Inc.
         11601 Wilshire Blvd.
         12th floor
         Los Angeles, CA  90025
         Telecopy: (310) 444-9071
         Telephone: (310) 445-2409

         Attention:  Peter Lowy


         and a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York  10022
         Telecopy:  (212) 909-6836
         Telephone: (212) 909-6000
         Attention:  Barry Mills, Esq.

         (ii)if to WAM,

         Level 24 Westfield Towers
         100 William Street
         Sydney, NSW  2011
         Australia
         Telecopy:  (02) 358-7165
         Telephone: (02) 358-7154
         Attention:  Timothy Walsh
         with a copy to:

         Minter Ellison
         Minter Ellison Building
         44 Martin Place
         Sydney, New South Wales
         Telecopy:  (02) 210-4419
         Telephone: (02) 210-4444
         Attention: Leigh Brown

   (iii)  and if to the WAT Trustee,

         The National Manager
         Property Trusts
         Perpetual Trustees of Australia Limited
         Level 7
         1 Castlereagh Street
         Sydney
         Australia
         Attention:  Mr. Allan Cowper
         Telecopy:   (02) 233-8582
         Telephone:  (02) 229-9975

         with a copy to:

         Westfield America Management Limited
         Level 24 Westfield Towers
         100 William Street
         Sydney, NSW 2011
         Australia
         Telecopy:  (02) 358-7077
         Telephone: (02) 358-7154


or, in each case, at such other address as may be specified in writing to the other parties hereto.

    8.6. MISCELLANEOUS.

         8.6.1. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         8.6.2. ENTIRE AGREEMENT. This Agreement, together with the Annexes hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (except for any agreement which specifically states that it is not subject to this Section 8.6.2). The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in this Agreement.

         8.6.3. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.

         8.6.4. GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York.

         8.6.5. ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto, except that the Company may assign its rights and obligations under this Agreement with the prior written consent of WAM, the WAT Trustee and Westfield.

         8.6.6. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         8.6.7. AMENDMENT; WAIVERS. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. No party may waive any condition to either Closing set forth in Article V or Article VI without the prior written consent of Westfield.

         8.6.8. SUBMISSION TO JURISDICTION. The parties to this Agreement agree that any legal suit, action or proceeding arising out of or relating in any way to this Agreement, including but not limited to actions seeking specific performance of the terms hereof, actions for indemnity, actions seeking declaration relief regarding the terms hereof or thereof or actions for breach of this Agreement, may be instituted, heard and determined in either the United States District Court for the Southern District of New York, United States of America (the "District Court") or, if such court shall not have subject matter jurisdiction over such action, a court of general jurisdiction of the State of New York (a "New York Court"), and each party waives and agrees not to assert any objection whatsoever which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in the District Court or a New York Court, as the case may be, and irrevocably submits to the jurisdiction of the District Court in any such suit, action or proceeding or, if such court shall not have subject matter jurisdiction over such action, a New York Court. Each of WAM and the WAT Trustee hereby designates CT Corporation System (the "Agent"), at 1533 Broadway, New York, New York 10019, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court. Each of WAM and the WAT Trustee agrees that service of process upon the Agent at its office in the State of New York, together with written notice of said service air mailed or delivered to a party hereto at the address for notice established pursuant to Section 8.5 shall be deemed in every respect effective service of process upon such party in any such suit, action proceeding and shall be taken and held to be valid and sufficient personal service upon such party whether or not such party shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon such party according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service.

         8.6.9. WAT TRUSTEE. Notwithstanding any other Section of this Agreement, as the WAT Trustee enters into this Agreement only in its capacity as trustee of WAT, the WAT Trustee is liable under this Agreement only up to the extent that it is indemnified out of the assets of WAT. The WAT Trustee is only personally liable to the extent that it is fraudulent, negligent, or in breach of trust. If the WAT Trustee is not personally liable, the parties other than the WAT Trustee must not sue the WAT Trustee personally or seek to wind it up to recover any outstanding money, and the WAT Trustee is entitled to plead this clause as a bar to the taking of any such proceedings.

         8.6.10. WAT TRUST DEED. Each of the parties to this Agreement other than the WAT Trustee acknowledges that it has received a copy of the WAT Trust Deed (as amended) establishing WAT and that it understands the rights and obligations of the WAT Trustee and WAM therein.

         8.6.11. TIMES. Unless specified otherwise, all dates and times referred to herein shall be deemed to be the date or time in New York City, New York except that actions to be taken in Australia shall be deemed to occur on the relevant date in Australia.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                             CENTERMARK PROPERTIES, INC.


                             By:  /s/ Peter Lowy
                                   --------------------------------
                                  Name:  Peter Lowy
                                  Title: Executive Vice President



                             WESTFIELD AMERICA MANAGEMENT LIMITED, in
                               its capacity as manager of
                               Westfield America Trust


                             By:  /s/ Stephen Johns
                                   --------------------------------
                                  Name: Stephen Johns
                                  Title: Director


                             PERPETUAL TRUSTEE COMPANY LIMITED, in
                               its capacity as trustee of
                               Westfield America Trust



                             By:  /s/ Allan Cowper
                                   --------------------------------
                                  Name:  Allan Cowper
                                  Title: Attorney



                                          44